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                                                                   EXHIBIT 10.36

                                [UPC Letterhead]

8th March 2001

Dear Charlie,

RE:   $1M HIRING COMMITMENT

I am writing in connection with the above outstanding issue.

The Board has clarified the commitment that was approved to be made to you on joining the company. This is that on termination of your employment for any reason other than gross misconduct, the company will pay in a cash bonus, any shortfall between US$1,000,000 and your cumulative realised pre-tax gain on exercise and sale of all vested options during your employment and within the option exercise period after termination.

I would be grateful if you would confirm in writing your agreement to this arrangement as a full and final conclusion to this issue by signing and returning the enclosed copy of this letter.

Yours sincerely

/s/ Ton Tuijten

Ton Tuijten
Senior Vice President & General Counsel

                                                       AGREED & ACCEPTED

                                                       /s/ Charles Bracken

                                                       --------------------
                                                       Mr Charles Bracken

                                                       12/3/2001

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                                                       Date